Investor Presentation March 2017 Exhibit 99.1

2 Forward Looking Statements and Non-GAAP Information This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on August 31, 2016 and other filings with the SEC. The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 30 through 37 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results.

3 Leading supplier of specialty contracting services to telecommunication providers Nationwide footprint  Operates in all 50 states, Washington, D.C. and in Canada  Over 40 operating subsidiaries  Over 13,000 employees Strong revenue base and customer relationships  Contract revenues of $701.1 million in Q2-17 compared to $559.5 million in Q2-16, organic growth of 22.9%*  Non-GAAP Adjusted EBITDA of $86.2 million, or 12.3% of revenues in Q2-17, compared to $66.4 million, or 11.9% in Q2-16  Non-GAAP Adjusted Diluted EPS increased to $0.82 in Q2-17 compared to $0.54 per share in Q2-16 Solid financial profile  Liquidity exceeds $421.9 million at January 28, 2017, consisting of availability under our Credit Facility and cash on hand Dycom Overview See “Regulation G Disclosure” slides 30-37 for a reconciliation of GAAP to Non-GAAP financial measures. * Organic growth excludes contract revenues of acquired businesses not included for the entire period of Q2-17 and Q2-16.

4 0% 10% 20% 30% 40% 50% 60% 70% 80% Pe rc en ta ge o f fi b re c o n n ec ti o n s i n t o ta l b ro ad b an d su b sc ri p ti o n s, O ECD. O rg - J u n e 2 0 1 6 Telecommunications networks fundamental to economic progress Fiber is the foundation globally for wireline and wireless networks Consumer demand for bandwidth driving fiber deployments by telecom providers With a low percentage of total broadband connections provisioned by fiber in U.S., significant opportunities for sustained growth Telecommunication Industry Overview Source: Organisation for Economic Co-operation and Development (OECD), Broadband Portal (June 2016)

5 30 million 0 50 100 150 200 250 2016 Estimate of Homes Passed Homes Available U. S. H o m es w it h F ib er P as si n gs (a ) (I n M ill io n s) Massive investment cycle in early stages - total U.S. homes passed with fiber below 20% (a) Potential of 124.6 million U.S. households (Statista-2015) with estimate that each home will be passed by two separate telecom providers. Source: Fiber to the Home Council 188 million 75% of homes commercially viable for fiber passing 250 million passings (a)  Eventual fiber passings estimated to be approximately 188 million  30 million fiber passings completed through 2016 - over a decade in process “Well, given what we've seen by way of build cost in terms of the efficiencies that I mentioned earlier, we no longer are constrained by the -- we think at 70% going to 80% or beyond that. It just is a difficult model to prove out. Because we are experiencing a significant change in the cost per pass and we're just, as I mentioned, getting much more efficient.” Andy Kaiser, Cincinnati Bell Inc., CFO – March 2017 Telecommunication Industry Overview

6 - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 (10)% (8)% (6)% (4)% (2)% 0% 2% 4% 6% 8% 10% 2000 2001 2003 2005 2007 2008 2010 2012 2014 2015 2017 N o rt h A m e ri ca IP T ra ff ic (P e ta b yt e s p e r M o n th ) Q u ar te rl y G D P C h an ge Estimates Strong Secular Trend “IP traffic in North America will reach 59.1 EB (exabytes) per month by 2020, growing at a CAGR of 19 percent.” Cisco VNI: Forecast and Methodology, 2015–2020 (June 2016) “In North America, 88% of fixed broadband connections will be faster than 10 Mbps in 2020, up from 64% today.” Cisco VNI Complete Forecast Highlights (2016) Sources: U.S. Telecom, The Broadband Association Cisco Visual Networking Index U.S. National Bureau of Economic Analysis Strong and stable growth in IP traffic even in times of GDP decline North America Internet Protocol Traffic vs. GDP Growth

7 Industry drivers Firm and strengthening end market opportunities  Telephone companies deploying FTTX to enable video offerings and 1 gigabit connections  Cable operators continuing to deploy fiber to small and medium businesses with overall cable capital expenditures, new build opportunities, and capacity expansion projects through fiber deep deployments increasing  Fiber deployments in contemplation of newly emerging wireless technologies are being considered in many regions of the country  Connect America Fund (“CAF”) II projects in planning, engineering, and construction, with deployment activity well underway. These projects are deploying fiber deeper into rural networks. We are executing meaningful assignments from one recipient for fixed wireless deployments.  Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance business. We are increasingly undertaking planning and program management responsibilities for our customers. Encouraged that industry participants are committed to multi-year capital spending initiatives which in most cases are meaningfully accelerating and expanding in scope

8 0 2 4 6 8 10 12 Q2-16 2017 Estimate 2018 Estimate 2019 Estimate A d d re ss ab le B ro ad b an d U n it s >100 M p b s Key Driver: FTTx Deployments “Complementary to the 5G strategy is one way to get really, really high speeds into the homes and quality service but it's also a way to use it for backhaul and other things. Specifically we hit about 4 million homes with fiber to the prem by the end of last year. That is well ahead of our commitment, our commitment was closer to 2.6 million to the FCC based on the DIRECTV deal. There was a couple of things to point out. The total commitment to the FCC is 12.5 million.” John Stephens, AT&T Inc., Senior EVP, CFO – March 2017  Telephone companies are deploying fiber to the home and fiber to the node technologies to enable video offerings and 1 gigabit connections  Data transmission speeds dramatically increasing  Key customer recently committed to passing millions of new locations with fiber Sources: AT&T Press Releases and transcripts. AT&T CenturyLink Sources: CenturyLink Press Releases, Presentations and transcripts. AT&T Homes Passed CenturyLink Addressable Broadband Units > 100 Mbps “[...] in the next three years we expect to have about 90% of our customer base, our household - residential and households covered with 40 megabits of speed. In the top 25 markets we expect to have 70% or more of the 100 megabits. It's 40 megabits at 90% and 100 megabits at 60% - 70% plus at 100 megabits then 20% of our households covered with a gig or better in our top 25 markets. So we're taking steps to enable us to be much more competitive in the SMB space right now.” Glen Post, CenturyLink, CEO & President – March 2017 1.0 2.2 4.0 12.5 0 2 4 6 8 10 12 14 Q4-15 Q2-16 Q4-16 2019 FCC Commitment U S H o m es P as se d ( In M ill io n s)

Key Driver: Fiber to Businesses

DYCOM

Revenue earned by Comcast and Charter from Business Services totaled $10.9 Billion[1] of an Addressable Market of $70 billion



($ In Billions)
$45
$40
$35
$30
$25
$20
$15
$10
$5
$-
$5.51
$40
$5.43
$30
comcast
Charter 2
COMMUNICATIONS
2016 Revenue from Business Services
Addressable Market

Sources: Comcast and Charter Press Releases and transcripts

"Well, business services, let's put in perspective, is about a $5.5 billion business. We think that within the small and medium space it is a $20 billion to $25 billion opportunity within our footprint. In the small business segment it is about 70% of our revenue, 60% of our growth. We think we have about a 40% market share there. So there is still a lot of room and opportunity in there. The medium-size business is about a $1 billion business for us right now. We think we have about a 20% market share. And it is growing at the fastest rate of any of our segments. The enterprise space we have just entered, we have about a 5% -- less than a 5% share there. It is going gangbusters. We think it is another $13 billion to $15 billion opportunity within -- revenue opportunity within our footprint."

Neil Smit, Senior EVP & President, CEO, Comcast – March 2017

[1] *Year ended December 31, 2016*
[2] *Calculated as the combination of the estimated addressable market given by Charter ($20Bn) and Time Warner Cable ($10Bn) in their respective earnings transcripts prior to their May 2016 merger.*

9

10 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 20 Es ti m at es 20 25 Es ti m at es U S C e ll C it ie s Key Driver: Wireless Network Upgrades “And again, as you consider the importance of fiber, and interestingly fiber is -- while there is a wire involved, it's increasingly a wireless asset. It's a wireless -- asset is probably the wrong word -- but a resource that we use to propagate our cell densities. So as you think about these cities and the need for us to identify the network in those cities, it is a fundamental building block for that.” John Stratton - Verizon Communications Inc., EVP & President, Operations – March 2017  Wireless carriers are increasing 4G capacity and augmenting 4G with new 5G technologies creating growth opportunities in the near to intermediate term  Carriers enhancing coverage and capacity by increasing the number of small cells  Newly emerging wireless technologies are driving significant additional wireline growth opportunities Growth in Number of Cell Sites¹ 1 Source: Industry publications * Compound Annual Growth Rate (CAGR)

11 Key Driver: Connect America Fund “On the legacy side, let's talk about the CAF-II. We will have a 170,000 homes passed by the end of this year. And the CAF-II program runs all the way to 2020. And there's milestones that we have committed to with the regulators to achieve every year as far as how many homes are passing. We also do get areas -- for instance, the 170,000 homes, we actually have another 90,000 homes that also benefited from what we're doing with the CAF-II, so there is a piece there.” Perley McBride, Frontier Communications Corporation – EVP and CFO- November 2016 New projects from Connect America Fund deploying fiber deeper into networks  Connect America Fund (“CAF”) is a FCC initiative to bring broadband access to rural communities  CAF Phase II – FCC offers support of $9 billion over six years (2015-2020) to price cap carriers to expand broadband service to rural America  Multi-year subsidies; must provision broadband speeds of at least 10 Mbps downstream/1 Mbps upstream  An additional $2 billion in support over next decade through a competitive reverse auction Sources: FCC.gov

12 Intensely Focused on Telecommunications Market Contract revenues of $701.1 million for Q2-17 Services Crucial to Customers’ Success Electric and Gas Utilities and Other Underground Facility Locating Telecommunications Dycom is well-positioned to benefit from future growth opportunities  Outside Plant & Equipment Installation  Premise Equipment Installation  Wireless  Engineering  Underground Facility Locating

13 Local Credibility, National Capability Dycom headquarters Primary locations Subsidiaries Dycom’s Nationwide Presence

14 Focused on High Value Profitable Growth  Anticipate emerging technology trends that drive capital spending  Deliberately target high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities  Selectively acquire businesses that complement our existing footprint and enhance our customer relationships  Leverage our scale and expertise to expand margins through best practices

15 Well Established Customers Top Customers Dycom has established relationships with:  Telephone companies  Wireless carriers  Cable television multiple system operators  Electric utilities and others Customer Revenue Breakdown Q2-17 Blue-chip, investment grade customers comprise a substantial portion of revenue AT&T 28.3% Comcast 16.7% CenturyLink 16.5% Verizon 8.8% Windstream 6.0% Unnamed 5.0% Charter Communications 3.6% Crown Castle 1.6% Frontier Communications 1.6% Questar Gas 0.5% All Other 11.4%

16 Durable Customer Relationships Revenues ($ in millions) Note: For comparison purposes, revenues from Charter Communications, Inc., Time Warner Cable Inc., and Bright House Networks, LLC have been combined for periods prior to their May 2016 merger. - $100 $200 $300 $400 $500 $600 $700 FY-07 FY-08 FY-09 FY-10 FY-11 FY-12 FY-13 FY-14 FY-15 FY-16 AT&T CenturyLink Comcast Verizon Windstream Unnamed Charter

17 Anchored by Long-Term Agreements  Dycom is party to hundreds of MSA’s and other arrangements with customers that extend for periods of one or more years  Generally multiple agreements maintained with each customer  Master Service Agreements (MSA’s)  Multi-year, multi-million dollar arrangements covering thousands of individual work orders  Generally exclusive requirement contracts  Agreements can at times be negotiated  Majority of contracts are based on units of delivery  Backlog at $5.112 billion as of Q2-17 compared to $5.056 billion at Q2-16 Revenue by Contract Type for Fiscal Q2-17 Backlog ($ in millions) Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of the contracts and are based on contract terms, our historical experience with customers and, more generally, our experience in similar procurements. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. Master Service Agreements Long-term contracts Short-term contracts $1,618 $1,619 $1,622 $1,999 $2,212 $2,323 $2,208 $2,363 $2,912 $3,680 $3,967 $5,056 $5,649 $6,031 $5,203 $5,112 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Backlog 12 month backlog

18 Cash Flow from Operations $1,161 Other Cash Flow $662 Cap-Ex, net $773 Business Acquisitions $632 Share Repurchases $417 Sources of Cash Uses of Cash 10 Years of Robust Cash Flow Generation Sources and Uses of Cash ($ in millions) Notes: Amounts represent cumulative cash flow for fiscal 2007 – Q2 fiscal 2017; See “Regulation G Disclosure” slides as set forth in the Appendix for a summary of amounts. Amounts may not add due to rounding. 1 Other cash flow includes borrowings, other financing and investing activities and beginning cash on hand.  Strong operating cash flow of $1.161 billion since fiscal 2007  Prudent approach to capital allocation:  $417 million invested in share repurchases  $632 million invested in business acquisitions  $773 million in cap-ex, net of disposals, or approximately 42% of allocation Business Acquisitions 35% Cap-Ex, net 42% Share Repurchases 23% Fiscal 2007 – Q2 Fiscal 2017 Robust cash flow generation and prudent capital allocation provide strong foundation for returns $1,823 $1,823

19 Industry Themes  Industry increasing network bandwidth dramatically  Major industry participants deploying significant wireline networks  Networks provisioning 1 gigabit speeds; multi-gigabit speeds planned by some industry participants  Industry developments have produced opportunities which in aggregate are without precedent  Delivering valuable service to customers  Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers  Revenues and opportunities driven by this industry standard continue to grow meaningfully  Customers are revealing with more specificity multi-year initiatives that are being implemented and managed locally. Calendar 2016 performance clearly demonstrates a massive investment cycle in wireline networks  Increasingly encouraged that newly emerging wireless technologies will drive significant wireline growth opportunities in the near to immediate term  Dycom’s scale, market position and financial strength position it well as opportunities continue to expand

Financial Update Financial Update

21  Strong operating results  Contract revenues of $701.1 million in Q2-17 compared to $559.5 million in Q2-16, organic growth of 22.9%*  Non-GAAP Adjusted EBITDA of $86.2 million, or 12.3% of revenues in Q2-17, compared to $66.4 million, or 11.9% in Q2-16  Non-GAAP Adjusted Diluted EPS increased to $0.82 in Q2-17 compared to $0.54 per share in Q2-16  Solid financial profile  Strong balance sheet and cash flows; Sound credit metrics and no near term debt maturities  Robust operating cash flows of $279.2 million TTM as of Q2-17  Capital structure designed to produce strong returns  Repurchased 313,006 common shares for $25 million at an average price of $79.87 per share during Q2-17 and 2,511,578 shares for $170 million at an average price of $67.69 during 2016  As of February 2017, $150 million authorized for share repurchases through August 2018 Financial Overview * Organic growth excludes contract revenues of acquired businesses not included for the entire period of Q2-17 and Q2-16. See “Regulation G Disclosure” slides 30-37 for a reconciliation of GAAP to Non-GAAP financial measures.

22 $1,201.1 $1,608.6 $1,811.6 $2,022.3 $2,672.5 FY2012 FY2013 FY2014 FY2015 FY2016 13.4% 18.2% 21.9% 19.4% 28.7% 20.0% 18.0% 22.9% 0% 5% 10% 15% 20% 25% 30% Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 $492 $578 $659 $559 $665 $789 $799 $701 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Contract Revenue Trend Annual Organic Revenue Trend Quarterly Contract Revenues Quarterly Organic Revenue Trend Annual Growth in Contract Revenues Financial charts - $ in millions Strong and sustained financial performance * *Q4-16 organic % growth adjusted for additional week in Q4-16 See “Regulation G Disclosure” slides 30-37 for a reconciliation of GAAP to Non-GAAP financial measures. 15.4% 4.9% 4.7% 9.6% 22.7% FY2012 FY2013 FY2014 FY2015 FY2016

23 $63.0 $88.5 $105.7 $66.4 $91.9 $126.0 $129.2 $86.2 12.8% 15.3% 16.0% 11.9% 13.8% 16.0% 16.2% 12.3% Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Non-GAAP Adjusted EBITDA Non-GAAP Adjusted EBITDA as a % of Revenue Quarterly Non-GAAP Adjusted EBITDA $0.58 $0.97 $1.24 $0.54 $1.08 $1.64 $1.67 $0.82 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Quarterly Non-GAAP Adjusted Diluted EPS $1.14 $1.18 $1.16 $2.41 $4.48 FY2012 FY2013 FY2014 FY2015 FY2016 Non-GAAP Adjusted Diluted EPS $135 $180 $188 $265 $390 11.3% 11.2% 10.4% 13.1% 14.6% FY2012 FY2013 FY2014 FY2015 FY2016 Non-GAAP Adjusted EBITDA Non-GAAP Adjusted EBITDA as a % of Revenue Non-GAAP Adjusted EBITDA Financial charts - $ in millions, except earnings per share amounts Earnings See “Regulation G Disclosure” slides 30-37 for a reconciliation of GAAP to Non-GAAP financial measures.

Liquidity and Cash Flow

DYCOM

Financial tables - $ in millions

Strong balance sheet and robust liquidity

	Q1-17	Q2-17
Cash and equivalents	$ 21.7	$ 29.5
Senior Credit Facility, matures April 2020:		
$450 million revolver	$ 68.0	$ -
Term Loan Facilities	346.3	376.9
0.75% Convertible Senior Notes, mature September 2021:		
Notional Value	485.0	485.0
Total Notional Amount of Debt	$ 899.3	$ 861.9
Net Debt (Notional Debt less Cash)	$ 877.5	$ 832.4
Total Notional Amount of Debt (see above)	$ 899.3	$ 861.9
Unamortized debt discount and debt fees on 0.75% Convertible Senior Notes	(107.2)	(102.5)
Debt, net of debt discount and fees	$ 792.0	$ 759.4
Availability on revolver(a)	$ 324.4	$ 392.4
Cash and availability on revolver	$ 346.1	$ 421.9

(a) Availability on Revolver presented net of $57.6 million for outstanding L/C's under the Senior Credit Agreement at each of Q1-17 and Q2-17.

- No revolver borrowings outstanding at the end of Q2-17
- Entered into an incremental term loan of $35.0 million under our Senior Credit Facility during Q2-17
- Liquidity exceeds $421.9 million at the end of Q2-17 consisting of availability from our Credit Facility and cash on hand

Cash Flow from Operating Activities



$65
$107
$84
$142
$261
$279
FY2012
FY2013
FY2014
FY2015
FY2016
TTM Q2-17

- Operating cash flows support strong organic growth

Note: TTM Q2-17 cash flows from operating activities is the aggregate of quarterly cash flows from operating activities from Q2-17, Q1-17, Q4-16, and Q3-16 of $105.8 million, $(41.6 million), $182.5 million, and $32.4 million, respectively. Amounts may not add due to rounding.

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25 Capital Allocated to Maximize Returns Strong balance sheet, solid cash flow and long-term confidence in industry outlook drives capital allocation strategy  Invest in organic growth  Organic revenue grew 22.9 % in Q2-17 and 22.7% in fiscal 2016, reflecting growth from several key customers  Pursue complementary acquisitions  Fiscal 2013 - 2016 acquisitions further strengthened Dycom’s customer base, geographic scope, and technical service offerings  During fiscal 2015 and 2016, acquired 9 businesses for $189.1 million further strengthening customer relationships and expanding geographic reach  Share repurchases  Repurchased approximately 23.3 million shares for approximately $604 million since fiscal 2006  $150 million authorization available for share repurchases through August 2018 Dycom is committed to maximizing long term returns through prudent capital allocation. See “Regulation G Disclosure” slides 30-37 for a reconciliation of GAAP to Non-GAAP financial measures.

26 Financial Update Questions and Answers

27 Financial Update Selected Information from Q2-17 Dycom Results Conference Call Materials The following slides 28-32 were used on March 1, 2017 in connection with the Company’s conference call to discuss fiscal 2017 second quarter results and are included for your convenience. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to these slides. The information and statements contained in slides 28-32 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on March 1, 2017 and March 2, 2017.

"Q3-2017 Outlook" - This slide was prepared and used on March 1, 2017 in connection with the Company's conference call to discuss fiscal 2017 second quarter results and is included for your convenience. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements contained in this slide that are forward-looking is based on information that was available at the time the slide was initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on March 1, 2017 and March 2, 2017.

DYCOM

Q3-2017 Outlook

Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues)

	Q3-2016 Included for comparison	Q3-2017 Outlook and Commentary	
Contract Revenues	$ 664.6	**$715 - $745**	➢ Broad range of demand from several large customers ➢ Robust 1 gigabit deployments, fiber deep cable capacity projects accelerating, CAF II underway and core market share growth ➢ Total Q3-17 revenue expected to include approximately $10.0 million from businesses acquired in Q4-16. For organic growth calculations, there were no acquired revenues in Q3-16
Gross Margin %	21.7%	Gross Margin % which increases from Q3-16	➢ Solid mix of customer growth opportunities ➢ Expectation of normal winter weather
G&A Expense %	8.5%	G&A as a % of revenue in line with Q3-16	➢ G&A as a % of revenue supports our increased scale
Share-based compensation	$ 3.9	$ 5.0	➢ Outlook for G&A expense % includes share-based compensation
Depreciation & Amortization	$ 31.6	$36.4 - $37.1	➢ Depreciation reflects cap-ex supporting growth and maintenance ➢ Includes amortization of approximately $6.1 million in Q3-17 compared to $4.5 million in Q3-16
Non-GAAP Adjusted Interest Expense	$ 3.8	Approximately $ 4.8	➢ Non-GAAP Adjusted Interest Expense excludes non-cash amortization of debt discount of $4.4 million in Q3-17 compared to $4.2 million in Q3-16
Other Income, net	$ 4.3	$ 2.6 - $ 3.2	➢ Other income, net primarily includes gain (loss) on sales of fixed assets and discount charges related to non-recourse sales of accounts receivable in connection with a customer's supplier payment program
Non-GAAP Adjusted EBITDA %	13.8%	Non-GAAP Adjusted EBITDA % which increases from Q3-16	***Non-GAAP Adjusted EBITDA amount increases from revenue growth and strong operating performance***
Non-GAAP Adjusted Diluted Earnings per Share	$ 1.08	**$ 1.11 - $ 1.24**	➢ Non-GAAP Adjusted Diluted EPS excludes non-cash amortization of debt discount on Senior Convertible Notes. See slide 32 for reconciliation of guidance for Non-GAAP Adjusted Diluted Earnings per Common Share
Diluted Shares	33.1 million	32.0 million	

See "Regulation G Disclosure" slides 30-37 for a reconciliation of GAAP to Non-GAAP financial measures.

28

"Looking Ahead to Q4-2017" - This slide was prepared and used on March 1, 2017 in connection with the Company's conference call to discuss fiscal 2017 second quarter results and is included for your convenience. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements contained in this slide that are forward-looking is based on information that was available at the time the slide was initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on March 1, 2017 and March 2, 2017.

DYCOM

Looking Ahead to Q4-2017

Financial table- $ in millions (% as a percent of contract revenues)

	Q4-2016 Included for comparison	Q4-2017 Outlook and Commentary	
# of Weeks in Fiscal Quarter	14 Weeks	13 Weeks	➢ 13 weeks in Q4-17 compared to 14 weeks in Q4-16 as a result of 52/53 week fiscal year
Contract Revenues	$ 789.2 (GAAP) $ 727.6 (Non-GAAP organic revenue) *(See "Regulation G Disclosure" slide 32 for a reconciliation of GAAP to Non-GAAP contract revenues)*	Organic revenue growth of mid- teens as a % of revenue compared to Non-GAAP Q4-16 organic revenues	➢ Broad range of demand from several large customers ➢ Robust 1 gigabit deployments, fiber deep cable capacity projects accelerating, CAF II underway, fiber deployments for newly emerging wireless technologies and core market share growth ➢ In addition to organic revenue, total Q4-17 revenue expected to include approximately $15.0 million from businesses acquired in Q4-16
Gross Margin %	23.2%	Gross Margin % which increases from Q4-16	➢ Solid mix of customer growth opportunities
Non-GAAP G&A Expense %	7.8%	G&A as a % of revenue which decreases from Q4-16	➢ G&A as a % of revenue supports our increased scale
Share-based compensation	$ 4.2	$ 5.0	➢ Outlook for G&A expense % includes share-based compensation
Depreciation & Amortization	$ 36.0	$37.5 - $38.2	➢ Depreciation reflects cap-ex supporting growth and maintenance ➢ Includes amortization of approximately $6.0 million in Q4-17 compared to $5.4 million in Q4-16
Non-GAAP Adjusted Interest Expense	$ 5.1	Approximately $ 4.9	➢ Non-GAAP Adjusted Interest Expense excludes non-cash amortization of debt discount of $4.5 million in Q4-17 compared to $4.6 million in Q4-16
Other Income, net	$ 3.6	$ 0.7 - $ 1.3	➢ Other income, net primarily includes gain (loss) on sales of fixed assets and discount charges related to non-recourse sales of accounts receivable in connection with a customer's supplier payment program
Non-GAAP Adjusted EBITDA %	16.0%	Non-GAAP Adjusted EBITDA % which increases from Q4-16	***Non-GAAP Adjusted EBITDA amount increases from revenue growth and strong operating performance***

See "Regulation G Disclosure" slides 30-37 for a reconciliation of GAAP to Non-GAAP financial measures.

29

30 Explanation of Non-GAAP Measures Appendix: Regulation G Disclosure The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this trend schedule as follows: • Non-GAAP Organic Contract Revenues – contract revenues from businesses that are included for the entire period in both the current and prior year periods, adjusted for the additional week in the fourth quarter of fiscal 2016 as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods. • Non-GAAP Adjusted EBITDA – net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates. • Non-GAAP Adjusted Net Income – GAAP net income before loss on debt extinguishment, non-cash amortization of the debt discount, certain non-recurring items and any tax impact related to these items. Non-GAAP Adjusted Diluted Earnings per Common Share – Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share: • Non-cash amortization of the debt discount – The Company’s 0.75% convertible senior notes due 2021 (the "Notes") were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount will be amortized over the term of the Notes but will not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Acquisition transaction related costs – The Company incurred costs of approximately $0.7 million in connection with an acquisition during the fourth quarter of fiscal 2016. The exclusion of the acquisition transaction related costs from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Loss on debt extinguishment – The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes during the first quarter of fiscal 2016. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company's current financial performance. The Company believes this type of charge is not indicative of its core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results. • Tax impact of adjusted results – The tax impact of the adjusted results was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning.

31 Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Outlook – Diluted Earnings per Common Share Unaudited (a) Guidance for diluted earnings per common share and Non-GAAP Adjusted Diluted Earnings per Common Share for the three months ending April 29, 2017 were computed using approximately 32.0 million in diluted weighted average shares outstanding. (b) The Company expects to recognize approximately $4.4 million in pre-tax interest expense during the three months ending April 29, 2017 for non-cash amortization of the debt discount associated with its 0.75% Convertible Senior Notes. The Company excludes the effect of this non-cash amortization in its Non-GAAP financial measures. Outlook for the Three Months Ending April 29, 2017(a) Diluted earnings per common share $1.02 - $1.15 Adjustment After-tax non-cash amortization of debt discount (b) $ 0.09 Non-GAAP Adjusted Diluted Earnings per Common Share $1.11 - $1.24 Appendix: Regulation G Disclosure Notes: Amounts above may not add due to rounding. Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 30. This slide was prepared and used on March 1, 2017 in connection with the Company’s conference call to discuss fiscal 2017 second quarter results and is included for your convenience. Reference is made to slide 2 titled “Forward- Looking Statements and Non-GAAP Information” with respect to this slide. The information and statements contained in this slide that are forward-looking is based on information that was available at the time the slide was initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward- looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on March 1, 2017 and March 2, 2017.

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Organic Contract Revenue
Unaudited
($ in millions)

This slide was prepared and used on March 1, 2017 in connection with the Company's conference call to discuss fiscal 2017 second quarter results and is included for your convenience. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements contained in this slide that are forward-looking is based on information that was available at the time the slide was initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on March 1, 2017 and March 2, 2017.

Q3-16 and Q4-16 Non-GAAP Organic Revenues are provided for comparison to Q3-17 and Q4-17 Non-GAAP Organic Revenue Outlook (see slides 28 and 29)

	Contract Revenues	NON-GAAP ADJUSTMENTS		Non-GAAP Organic Contract Revenues
		Revenues from Q4-16 acquired businesses	*Additional week as a result of our 52/53 week fiscal year (a)*	
Q4-16	$ 789.2	$ (5.6)	$ (56.0)	$ 727.6
Q3-16	$ 664.6	$ -	$ -	$ 664.6

(a) Q4-16 included an incremental week required by our 52/53 week fiscal calendar. The Q4-16 Non-GAAP adjustment is calculated as (i) contract revenues less, (ii) revenues from acquired businesses in each applicable period, (iii) divided by 14 weeks.

Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 30.

32

33 Appendix: Regulation G Disclosure Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Organic Contract Revenue Unaudited ($ in millions) (a) The fourth quarter of fiscal 2016 contained 14 weeks as a result of our 52/53 week fiscal year as compared to 13 weeks in all other quarterly periods presented herein. Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 30.

34 1 Non-GAAP adjustments in FY 2016 reflect adjustments in Q4-16 resulting from the Company’s 52/53 week fiscal year of $52.9 million. The Q4-16 Non-GAAP adjustments reflect the impact of the additional week in Q4-16 and are calculated by (i) contract revenues less acquired revenue, divided by (ii) 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP-contract revenues to calculate 13 weeks of revenues for Q4-16 on a Non-GAAP basis for comparison purposes. Contract Revenues and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions) The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth Appendix: Regulation G Disclosure Revenues from businesses acquired Revenues from storm restoration services Adjustment for extra week as a result of 52/53 week fiscal year 1 Total Adjustment GAAP NON-GAAP FY 2016 2,672.5$ (159.0)$ -$ (52.9)$ (211.9)$ 2,460.6$ 32.2% 22.7%,02 .3 (17.7 ( 7.7 ,004. FY 2015 2,022.3$ (17.7)$ -$ -$ (17.7)$ 2,004.6$ FY 2015 2,022.3$ (40.4)$ -$ -$ (40.4)$ 1,982.0$ 11.6% 9.6%1,811.6 (2.8 (2.8 ,808.8 FY 2014 1,811.6$ (2.8)$ -$ -$ (2.8)$ 1,808.8$ FY 2014 1,811.6$ (499.3)$ -$ -$ (499.3)$ 1,312.3$ 12.6% 4.7%,608. 337.9 354.6 ,254.0 FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ 33.9% 4.9%,2 1.1 - (6.0 ,195.1 FY 2012 1,201.1$ -$ (6.0)$ -$ (6.0)$ 1,195.1$ FY 2012 1,201.1$ (54.5)$ (6.0)$ -$ (60.5)$ 1,140.6$ 16.0% 15.4%,035.9 33.8 47.8 988.1 FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ 4.8% 2.0%988.6 - (20.1) 6 .5 FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ GAAP Contract Revenues NON-GAAP ADJUSTMENTS NON-GAAP Contract Revenues 1 Organic Growth % Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 30. Notes: Amounts above may not add due to rounding.

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Calculation of Cumulative Cash Flows Fiscal 2007 through Q2 Fiscal 2017
Unaudited
($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities [1]	Other Investing Activities [2]	Total Other Financing and Investing Activities
Q2-17 YTD	$ 64.2	$ (72.5)	$ 1.8	$ (25.0)	$ 27.6	$ (0.4)	$ 27.2
FY-16	261.5	(175.5)	(157.2)	(170.0)	254.1	(0.5)	253.6
FY-15	141.9	(93.6)	(31.9)	(87.1)	75.9	(4.5)	71.4
FY-14	84.2	(73.7)	(17.1)	(10.0)	19.0	(0.3)	18.7
FY-13	106.7	(58.8)	(330.3)	(15.2)	263.5	0.1	263.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
FY-07	108.5	(62.3)	(61.8)	-	7.7	(0.4)	7.3
Cumulative	$ 1,161.0	$ (772.8)	$ (632.5)	$ (417.4)	$ 669.0	$ (5.2)	$ 663.8

Cash at July 29, 2006	$ 27.3
Cash at January 28, 2017	29.5
Difference represents beginning cash used during the period	$ (2.2)
Total amount provided by Other Financing and Investing Activities and beginning cash on hand	$ 661.6

Notes: Amounts may not add due to rounding.

[1] Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.

[2] Other investing activities represents net cash provided by (used in) investing activities less capital expenditure, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.

35

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted Net Income, Non-GAAP Adjusted Diluted EPS, and Non-GAAP Adjusted Interest Expense
Unaudited ($ in 000's, except per share amounts)

Reconciliation of Net Income to Non-GAAP Adjusted Net Income and Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Fiscal 2012	Fiscal 2013	Fiscal 2014	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016	Q1-17	Q2-17
Net income	$ 39.4	$ 35.2	$ 40.0	$ 20.8	$ 9.4	$ 20.3	$ 33.8	$ 84.3	$ 30.8	$ 15.5	$ 33.1	$ 49.4	$ 128.7	$ 51.1	$ 23.7
Loss on debt extinguishment	-	-	-	-	-	-	-	-	16.3	-	-	-	16.3	-	-
Amortization of debt discount	-	-	-	-	-	-	-	-	1.8	4.1	4.2	4.6	14.7	4.3	4.4
Charges for settlement of wage and hour litigation	-	0.5	0.6	-	-	-	-	-	-	-	-	-	-	-	-
Acquisition related costs	-	6.8	-	-	-	-	-	-	-	-	-	0.7	0.7	-	-
Tax impact of adjustments	-	(3.0)	(0.2)	-	-	-	-	-	(6.8)	(1.6)	(1.6)	(2.0)	(12.0)	(1.6)	(1.6)
Total adjustments, net of tax	$ -	$ 4.6	$ 0.4	$ -	$ -	$ -	$ -	$ -	$ 11.2	$ 2.5	$ 2.6	$ 3.3	$ 19.6	$ 2.7	$ 2.7
Non-GAAP Adjusted Net income	**$ 39.4**	**$ 39.8**	**$ 40.3**	**$ 20.8**	**$ 9.4**	**$ 20.3**	**$ 33.8**	**$ 84.3**	**$ 42.0**	**$ 18.0**	**$ 35.7**	**$ 52.7**	**$ 148.4**	**$ 53.7**	**$ 26.4**
Diluted Earnings Per Share															
Net income	$ 1.14	$ 1.04	$ 1.15	$ 0.59	$ 0.27	$ 0.58	$ 0.97	$ 2.41	$ 0.91	$ 0.46	$ 1.00	$ 1.54	$ 3.89	$ 1.59	$ 0.74
Adjusting Items from above, after tax	-	0.14	0.01	-	-	-	-	-	0.33	0.08	0.08	0.10	0.59	0.08	0.09
Non-GAAP Adjusted Diluted Earnings Per Common Share	**$ 1.14**	**$ 1.18**	**$ 1.16**	**$ 0.59**	**$ 0.27**	**$ 0.58**	**$ 0.97**	**$ 2.41**	**$ 1.24**	**$ 0.54**	**$ 1.08**	**$ 1.64**	**$ 4.48**	**$ 1.67**	**$ 0.82**
Fully Diluted Shares (in thousands)	34,482	33,782	34,816	35,118	35,127	35,029	34,831	35,027	33,887	33,520	33,051	32,074	33,116	32,200	32,162

Reconciliation of Non-GAAP Adjusted Interest Expense

	Fiscal 2012	Fiscal 2013	Fiscal 2014	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016	Q1-17	Q2-17
Interest expense, net	$ 16.7	$ 23.3	$ 26.8	$ 6.7	$ 6.7	$ 6.6	$ 6.9	$ 27.0	$ 9.1	$ 7.9	$ 8.0	$ 9.7	$ 34.7	$ 9.1	$ 9.2
Adjusting Items from above	-	-	-	-	-	-	-	-	(1.8)	(4.1)	(4.2)	(4.6)	(14.7)	(4.3)	(4.4)
Non-GAAP Adjusted Interest Expense	**$ 16.7**	**$ 23.3**	**$ 26.8**	**$ 6.7**	**$ 6.7**	**$ 6.6**	**$ 6.9**	**$ 27.0**	**$ 7.4**	**$ 3.7**	**$ 3.8**	**$ 5.1**	**$ 20.0**	**$ 4.8**	**$ 4.8**

Notes: Amounts above may not add due to rounding.

<ins>Use of Non-GAAP Financial Measures:</ins> The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 30.

36

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted EBITDA
Unaudited ($ in 000's, except per share amounts)

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA	Fiscal 2012	Fiscal 2013	Fiscal 2014	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016	Q1-17	Q2-17
Net income	$ 39.4	$ 35.2	$ 40.0	$ 20.8	$ 9.4	$ 20.3	$ 33.8	$ 84.3	$ 30.8	$ 15.5	$ 33.1	$ 49.4	$ 128.7	$ 51.1	$ 23.7
Provision (benefit) for income taxes	25.2	23.0	26.3	13.5	6.1	12.0	19.6	51.3	18.6	10.0	19.4	29.6	77.6	30.3	14.0
Interest expense, net	16.7	23.3	26.8	6.7	6.7	6.6	6.9	27.0	9.1	7.9	8.0	9.7	34.7	9.1	9.2
Depreciation	56.2	64.8	74.5	18.8	19.1	19.8	21.5	79.3	22.7	25.2	27.0	30.6	105.5	28.4	29.6
Amortization	6.5	20.7	18.3	4.1	4.1	4.1	4.4	16.7	4.8	4.7	4.5	5.4	19.4	6.2	6.1
EBITDA	144.0	167.0	185.9	64.0	45.6	62.9	86.2	258.7	86.0	63.2	92.0	124.7	366.0	125.0	82.6
Gain on sale of fixed assets	(15.4)	(4.7)	(10.7)	(1.5)	(1.7)	(3.1)	(0.9)	(7.1)	(1.1)	(1.0)	(4.1)	(3.6)	(9.8)	(1.4)	(1.7)
Stock-based compensation expense	7.0	9.9	12.6	3.9	3.7	3.2	3.2	13.9	4.5	4.2	3.9	4.2	16.9	5.7	5.3
Loss on debt extinguishment	-	-	-	-	-	-	-	-	16.3	-	-	-	16.3	-	-
Acquisition related costs	-	6.8	-	-	-	-	-	-	-	-	-	0.7	0.7	-	-
Charges for settlement of wage and hour litigation	-	0.5	0.6	-	-	-	-	-	-	-	-	-	-	-	-
Non-GAAP Adjusted EBITDA	**$ 135.5**	**$ 179.8**	**$ 188.4**	**$ 66.4**	**$ 47.6**	**$ 63.0**	**$ 88.5**	**$ 265.5**	**$ 105.7**	**$ 66.4**	**$ 91.9**	**$ 126.0**	**$ 390.0**	**$ 129.2**	**$ 86.2**

Reconciliation of Non-GAAP Adjusted EBITDA (from above) as a % of Revenue	Fiscal 2012	Fiscal 2013	Fiscal 2014	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016	Q1-17	Q2-17
Total contract revenues	$ 1,201.1	$ 1,608.6	$ 1,811.6	$ 510.4	$ 441.1	$ 492.4	$ 578.5	$ 2,022.3	$ 659.3	$ 559.5	$ 664.6	$ 789.2	$ 2,672.5	$ 799.2	$ 701.1
EBITDA as a percentage of contract revenues	12.0%	10.4%	10.3%	12.5%	10.3%	12.8%	14.9%	12.8%	13.1%	11.3%	13.8%	15.8%	13.7%	15.6%	11.8%
Non-GAAP Adjusted EBITDA as a % of contract revenues	**11.3%**	**11.2%**	**10.4%**	**13.0%**	**10.8%**	**12.8%**	**15.3%**	**13.1%**	**16.0%**	**11.9%**	**13.8%**	**16.0%**	**14.6%**	**16.2%**	**12.3%**

Notes: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 30.

37

Investor Presentation March 2017